Exhibit 99.1

ImmunoGen Appoints Susan Altschuller, PhD as Senior Vice President and

Chief Financial Officer

Waltham, MA – July 20, 2020 – ImmunoGen, Inc. (Nasdaq: IMGN), a leader in the expanding field of antibody-drug conjugates (ADCs) for the treatment of cancer, today announced that Susan Altschuller, PhD has been appointed Senior Vice President and Chief Financial Officer.

“Susan is an outstanding addition to our management team and we are pleased to welcome her at this pivotal moment for ImmunoGen, with the registration studies for our lead program enrolling, our earlier-stage portfolio advancing, and a strong balance sheet,” said Mark Enyedy, ImmunoGen’s President and Chief Executive Officer. “Her energy and extensive experience in investor relations, business planning, and corporate finance will be invaluable as we enter the next stage of ImmunoGen’s evolution and look to allocate our capital in the most effective and efficient manner possible.”

Dr. Altschuller has 20 years of financial management, investor relations, and business planning experience with leading pharmaceutical and biotechnology companies. She joins ImmunoGen from Alexion Pharmaceuticals where she started as Head of Investor Relations before moving to Head of Enterprise Finance, where she led global financial reporting and provided counsel on investment prioritization to support the Company’s strategic imperatives. Prior to joining Alexion, Dr. Altschuller was Head of Investor Relations at Bioverativ, where she served as the primary interface with Wall Street and led all investor-related activities for the launch of the Biogen spin-off. Early in her career, Dr. Altschuller held positions at Biogen in various functions of increasing responsibility, including investor relations, corporate finance, and commercial finance. She received a BSE in Biomedical Engineering with Honors from Tulane University, a PhD in Biomedical Engineering from the Illinois Institute of Technology, and an MBA from the MIT Sloan School of Management.

“I am excited to be joining the ImmunoGen team and look forward to playing a key role in the meaningful work the Company does to deliver more good days for people living with cancer,” said Dr. Altschuller. “The prospects and potential of its novel portfolio of next generation antibody-drug conjugates is exciting, particularly as the organization transitions from clinical-stage to a fully-integrated commercial biotech.”

ABOUT IMMUNOGEN
ImmunoGen is developing the next generation of antibody-drug conjugates to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to “target a better now.”

Learn more about who we are, what we do, and how we do it at www.immunogen.com.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements based on management's current expectations. These statements include, but are not limited to, ImmunoGen’s expectations related to the advancement of ImmunoGen’s research and development programs and Dr. Altschuller’s potential contributions to ImmunoGen. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause ImmunoGen’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the timing and outcome of ImmunoGen’s pre-clinical and clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of pre-clinical studies, clinical trials, and regulatory processes; ImmunoGen’s ability to financially support its product programs; risks and uncertainties associated with the scale and duration of the COVID-19 pandemic and resulting impact on ImmunoGen’s industry and business; and other factors more fully described in ImmunoGen’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the Securities and Exchange Commission.

INVESTOR RELATIONS AND MEDIA

ImmunoGen

Courtney O’Konek

781-895-0600

courtney.okonek@immunogen.com

OR

FTI Consulting

Robert Stanislaro

212-850-5657

robert.stanislaro@fticonsulting.com